Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (“Settlement Agreement”) made effective as of September 15, 2025 between Linda Bassani, Danielle Lominy, Christopher Parlow, each individually and, as applicable, in their respective roles as trustees, beneficiaries and/or executors of Dominic Bassani’s estate and/or various trusts set up by Dominic and/or Linda Bassani (together, the “Bassani Holders”) and Bion Environmental Inc. (the “Company”).

And whereas the Bassani Holders believes it to be in their best interest and the best interest of the Company and its stockholders to assist in mitigation of dilution by surrendering ownership in the various securities of Bion and all sums owed to the Bassani Holders by the Company.

The Company Agrees to the following:

a)	The issuance, in aggregate, of 7,200,000 shares of common stock of the Company (the “Common Stock”) on the date of January 15,2026 or earlier upon the election of the Bassani Holders;
b)	The Company agrees to the cancellation of three Promissory Notes owed to the Company with a balance of $555,333.00 at 9/15/2025.
c)	The Company agrees to the cancellation of the remaining 5% of the Bassani Family Holdings as set forth in the “Give Back Agreement” effective April 1, 2024 and referenced in the Company’s Form 8-K, exhibit 10.1, filed on April 3, 2024.

Linda Bassani Agrees to the following:

a)	The surrender/cancellation of the 2020 Convertible Obligation Collateral Note with a balance at 9/15/2025 of $389,318.00 (the “Collateral Note”);
b)	The surrender/cancellation of the 2015 Replacement Collateral Note 1 with a balance of $170,466.00;
c)	The surrender/cancellation of the 2015 Replacement Note 2 with a balance of $7,907.00
d)	The surrender/cancellation of 740,000 warrants carrying an exercise price adjustment equal to 90% of the exercise price (the “90% Warrants”); each representing the right to acquire one share of stock;
e)	The surrender/cancellation of 475,000 warrants carrying an exercise price adjustment equal to 75% of the exercise price (the 75% Warrants”); each representing the right to acquire one share of stock;
f)	To waive her claim with regard to the balance of Dominic Bassani’s (“DB”) accumulated deferred compensation ($12,409.00) at 9/15/2025;
g)	To waive her claim with regard to the balance of accrued life insurance of $140,000.

Danielle Lominy Agrees to the following:

a)	The surrender/cancellation of 300,000 warrants carrying an exercise price adjustment of 90% of the exercise price (“90% Warrants”);
b)	The surrender/cancellation of 1,239,185 warrants carrying an exercise price adjustment of 75% of the exercise price (“75% Warrants”);

Christopher Parlow Agrees to the following:

a)	The surrender/cancellation of 400,000 warrants carrying an exercise price adjustment of 90% of the exercise price (“90% Warrants”);
b)	The surrender/cancellation of 1,352,184 warrants carrying an exercise price adjustment of 75% of the exercise price (“75% Warrants”);

Bassani Holders (as trustees and/or beneficiaries) Agree to the following:

a)	The surrender/cancellation of the 2020 Convertible Trust Note with a balance at 9/15/2025 of $459,277.00;
b)	The surrender/cancellation of 3,000,000 warrants carrying an exercise price adjustment of 75% of the exercise price (“75% Warrants”);

This Agreement is intended to be fully binding when executed.

Linda Bassani	Bion Environmental Technologies, Inc.

By: /s/ Linda Bassani	By: /s/ Stephen Craig Scott
Linda Bassani	Stephen Craig Scott, CEO
Date: 9/26/2025	Date: 9/26/2025

Danielle Lominy

By: /s/ Danielle Lominy

Date: 9/26/2025

Christopher Parlow

By: /s/ Christopher Parlow

Date: 9/26/2025